Consent of Independent Registered Public Accounting Firm

Pizza Inn, Inc. 401(k) Savings Plan
The Colony, TX

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-56590, 33-71700, as amended by Post-Effective Amendments No. One and Two, 333- 77617 and 333-76296) of our report dated June 25, 2008, relating to the financial statements and supplemental schedules of the Pizza Inn, Inc. 401(k) Savings Plan appearing on this Form 11-K for the year ended December 31, 2007.

Dallas, Texas
June 25, 2008